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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF PROSKAUER ROSE LLP]


                                                              September 27, 2002

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319

Ladies and Gentlemen:

         We have acted as special counsel to Gray Television, Inc., a Georgia corporation (the "Company"), in connection with the proposed offer (the "Offer") by the Company of 27,500,000 shares of Common Stock that have been registered under the Securities Act of 1933, as amended (the "Offered Stock"). You have requested our opinion regarding certain United States federal income tax matters in connection with the Offer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Company's Prospectus Supplement filed on September 27, 2002 (the "Prospectus Supplement") supplementing the Registration Statement on Form S-3 (Registration No. 333-88694) filed with the Securities and Exchange Commission on May 20, 2002 and amended on July 15, 2002 (collectively, "the Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act.

         In formulating our opinion herein, we have reviewed the Prospectus Supplement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In conducting this review for purposes of rendering our opinion, we have not conducted an independent examination of any of the facts set forth in the Prospectus Supplement and other documents, and have, consequently, relied upon the Company's representations that the information presented in these documents or otherwise furnished to us accurately represents and completely describes all material facts relevant to our opinion herein, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of these facts or documents.

         Additionally, in rendering our opinion herein, we have assumed that the Offer and any other transactions described in or contemplated by any of the aforementioned documents have been or will be consummated consistent with the descriptions of such transactions as set forth in the Prospectus Supplement and in accordance with the operative documents relating to these transactions.

         The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect. Our opinion is not binding on the Internal Revenue Service or on the courts, and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusion expressed below.

         The discussion in the Prospectus Supplement under the caption "Summary of Certain United States Tax Considerations" sets forth our opinion as to the material United States federal tax consequences to the United States holders described in the discussion, of the Offer and the ownership and


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disposition of the Offered Stock. This opinion is based on our reliance upon the assumptions, and is subject to the limitations and qualifications, herein.

         We hereby consent to the filing of this opinion as an exhibit to Form 8-K. We also consent to the references to Proskauer Rose LLP under the caption "Legal Matters" in the Registration Statement and the Prospectus Supplement.

         This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matter relating to the Company or to any investment therein, or under any other law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.


                                         Very truly yours,

                                         /s/ Proskauer Rose LLP